UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 8, 2007

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6409 Guadalupe Mines Road

San Jose, CA 95120

(Address of principal executive offices) (Zip Code)

(408) 826-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 8, 2007, the United States District Court for the Northern District of California issued two orders in the litigation captioned Monolithic Power Systems, Inc. v. O2 Micro International Limited (and Related Counterclaims), Case No. C 04-2000 CW (N.D. Cal.).

In the first order, the Court: (1) stated that it would construe two disputed claims terms as those terms had been previously construed; (2) denied O2 Micro’s motion for summary judgment based on collateral estoppel based on the verdict in the prior Sumida litigation in Eastern Texas and held that MPS is not collaterally estopped from litigating the validity and infringement of O2 Micro’s asserted patent; (3) denied MPS’s motions for summary judgment that the asserted patent claims are invalid and not infringed, finding that there are disputed issues of fact that preclude the grant of summary judgment at this time; and (4) granted MPS’s motion that O2 Micro has presented no evidence of damages, finding that O2 Micro’s damages claim was unreliable and inadmissible. The Court’s order also granted in part and denied in part motions for summary judgment brought by MPS’s co-defendants. For more details, see exhibit 99.1.

In the second order, the Court denied MPS’s and other parties’ motion that the asserted claims of the O2 Micro patent at issue (U.S. Patent No. 6,396,722) are invalid for failure to comply with the best mode disclosure requirement of the patent laws. For more details, see exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Order on Claim Construction and Cross-Motions for Summary Judgment

99.2	Order denying MPS’s motion for Summary Judgment of Invalidity of the ‘722 Patent and Denying Asustek’s motion for Summary Judgment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 12, 2007	By:	/s/ C. Richard Neely, Jr.
C. Richard Neely, Jr.
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

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Index to Exhibits

Exhibit	Description
99.1	Order on Claim Construction and Cross-Motions for Summary Judgment

99.2	Order denying MPS’s motion for Summary Judgment of Invalidity of the ‘722 Patent and Denying Asustek’s motion for Summary Judgment